MORRISON INCORPORATED
                         MANAGEMENT RETIREMENT PLAN



      THIS INDENTURE made and entered into this 28th day of    March   , 1989,
by MORRISON INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Company"):


                            W I T N E S S E T H:

      WHEREAS, the Company established the Morrison Incorporated Management Retirement Plan (the "Plan"), effective June 1, 1989; and

      WHEREAS, the Company desires to provide for a select group of management or highly compensated long-term employees the security of receiving a defined level of retirement benefits from the Plan, when considered together with benefits provided from the Company-funded portion of certain other employee benefits provided by the Company;

      NOW, THEREFORE, effective as of June 1, 1989, the Company hereby agrees to provide certain benefits in accordance with the following terms and conditions:


                                  ARTICLE I
                                 DEFINITIONS

      1.01 "Accrued Benefit" means the benefit payable to a Participant in accordance with Article IV hereof as a yearly amount, calculated as a single life annuity for the life of the Participant, equal to 1.5 percent of the Participant's Final Average Compensation multiplied by the number of Years of Credited Service not to exceed 20, plus 2 percent of the Participant's Final Average Compensation multiplied by each additional Year of Credited Service in excess of 20 but not to exceed 30, minus the sum of (a) the Participant's Frozen Retirement Plan Benefit, (b) the Participant's Social Security Benefits and (c) the Participant's Executive Supplemental Pension Plan Benefit.

      1.02 "Actuarial Equivalent" means, with respect to a benefit, any benefit provided under the terms of the Plan which has the same present value on the date the benefit payment commences. For the purpose of establishing whether a benefit is the Actuarial Equivalent of another benefit, the Company shall apply the same factors for determining actuarial equivalence under the Frozen Retirement Plan.

      1.03 "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as is the Company, (b) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of Section 414(c) of the Code) with the Company, (c) any other organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company, and (d) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

      1.04 "Board of Directors" means the Board of Directors of the Company.

      1.05 "Break in Service" means any Plan Year during which a Participant has not completed more than 500 Hours of Service. A Break in Service shall not occur during:

              (a) an absence or leave of absence, with or without pay, which was authorized by the Company for a period not to exceed one year provided that the Participant returns to the active service of the Company at or prior to the termination of the absence or leave;

              (b) periods of military service during which time the Participant's rights were protected by law; or

              (c)       maternity or paternity leave of absence caused:

                  (1)   by reason of pregnancy of the individual,

                  (2)   by reason of the birth of a child of the Participant,

                  (3) by reason of the placement of a child in connection with the adoption of a child by the Participant, or

                  (4) for purposes of caring for the child during the period immediately following the birth or placement for adoption.

      In the case of (c) above, the Participant shall be considered as having completed either the number of hours that would have been credited to the Participant for the absence or, if the normal working hours are unknown, he shall be credited with eight hours per normal work day during the absence. However, the total number of hours so credited shall not exceed 501 and further must be credited only (i) in the year in which that absence begins for one of the permitted reasons listed herein if the crediting is necessary to prevent a Break in Service in that year or (ii) in the following year.

      1.06    "Code" means the Internal Revenue Code of 1986, as amended.

      1.07 "Compensation" means the total compensation that would be subject to tax under Code Section 3101(a) (but without the dollar limitation of Code Section 3121(a)(1) and excluding any amounts paid as Long-Term Disability Benefits) paid to a Participant by the Company, or any Affiliate, during a Plan Year, including amounts paid or credited to a Participant as nonqualified deferred compensation by the Company or any Affiliate, notwithstanding the provisions of Code Section 3121(v)(2), but in no event in excess of $100,000 (as adjusted from time to time at the sole discretion of the Company).

      1.08 "Deferred Retirement Date" means the date on which a Participant actually retires under the provisions of Section 4.03 of the Plan.

      1.09 "Early Retirement Date" means the date on which a Participant attains age 55, completes at least 15 Years of Credited Service, and submits in writing a request to retire on a date prior to his Normal Retirement Date.

      1.10 "Executive Supplemental Pension Plan Benefit" means the benefits under the Morrison, Inc. Executive Supplemental Pension Plan payable to a Participant or his beneficiary designated under such Plan and calculated as a single life annuity for the life of the Participant.

      1.11 "Final Average Compensation" means the average of a Participant's Compensation for the five consecutive Years of Credited Service immediately preceding his retirement date or death. If a Participant completes at least 1,000 Hours of Service in a Year of Credited Service within the computation period, but he is not paid compensation for that entire Plan Year, then his Compensation for that Year of Credited Service shall be annualized. For the purpose of annualizing a Participant's Compensation, the component consisting of bonuses shall be the greater of the bonuses paid to the Participant during the Plan Year or the bonuses paid to the Participant in the most recent Plan Year.

      1.12 "Frozen Retirement Plan" means the Morrison Incorporated Retirement Plan.

      1.13 "Frozen Retirement Plan Benefit" means the benefits under the Morrison Incorporated Retirement Plan payable to a Participant or his beneficiary designated under such Plan and calculated as a single life annuity for the life of the Participant.

      1.14    "Hour of Service" means

              (a) Each hour for which an Participant is paid or entitled to payment for the performance of duties for the Company or an Affiliate. These hours shall be credited to the Participant for the computation period in which the duties are performed.

              (b) Each hour for which an Participant is paid or entitled to payment by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this Subsection for any single computation period.

              (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate. The same Hours of Service shall not be credited under both Subsection (a) or Subsection (b), as the case may be, and also under this Subsection (c). These hours shall be credited to the Participant for the computation period or periods in which the award, agreement, or payment pertains.

              (d) Hours of Service shall be credited and determined in compliance with Section 2530.200b-2 of 29 CFR Part 2530 as prescribed by the Department of Labor.

      1.15 "Long-Term Disability Benefits" mean the annual benefits payable to a Participant by reason of any long-term disability coverage attributable to premiums paid by the Company or an Affiliate.

      1.16 "Normal Retirement Age" means the date on which a Participant attains age 65.

      1.17 "Normal Retirement Date" means the date on which a Participant attains Normal Retirement Age.

      1.18 "Participant" means any employee of the Company who has become a Participant pursuant to Article II of the Plan, who retires from employment with the Company on or after June 1, 1989, and who has not received a full distribution from the Plan of his Accrued Benefit.

      1.19 "Plan Administrator" means the organization, person or persons appointed by the Board of Directors.

      1.20    "Plan Year" means the calendar year.

      1.21 "Social Security Benefits" means (a) if the Participant retires prior to his Normal Retirement Date, the annual primary insurance amount that would be payable to a Participant at "retirement age" as defined in 42 U.S.C.
Section 416(1) under the Social Security Act, as amended, based on the assumption that the Participant will continue to receive until reaching "retirement age" Compensation that would be treated as wages for purposes of the Social Security Act at the same rate as in the calendar year preceding the retirement date; or (b) if the Participant retires on or after his Normal Retirement Date, the annual primary insurance amount payable to a Participant at "retirement age" as defined in 42 U.S.C. Section 416(1) under the Social Security Act, as amended.

      1.22 "Year of Credited Service" means each calendar year during which the Participant completes not less than 1,000 Hours of Service. For purposes of determining Years of Credited Service, the following shall apply: (a) in the event that the Company or an Affiliate acquires all of the assets of another corporation or entity or a controlling interest in the stock of another corporation or merges with another corporation or entity and is the surviving entity, then an employee who was employed by the prior corporation or entity and who is employed by the Company or an Affiliate on or about the time of the acquisition or merger may be credited, at the sole discretion of the Company, with Years of Credited Service while in the employ of the prior corporation or entity but for that period shall be credited with no more than seven and one-half (7-1/2) Years of Credited Service; (b) if a Participant makes the election under Section 4.04(b) hereof to defer payment of his Accrued Benefit upon attaining his Early Retirement Date, his Accrued Benefit shall be determined by crediting him with an additional Year of Credited Service for each whole calendar year constituting the period of deferral;
(c) if a Participant receives Long-Term Disability Benefits for any period of time, that period shall not be counted for purposes of determining Years of Credited Service; (d) in the event a Participant incurs a Break in Service of more than three consecutive Plan Years, all Years of Credited Service prior to the initial Break in Service shall be disregarded for all purposes under the Plan; and (e) in the event a Participant incurs a Break in Service for a period not in excess of three consecutive Plan Years, the Plan Administrator shall have the sole discretion to determine how many, if any, Years of Credited Service prior to the initial Break in Service shall be counted and for which purposes under the Plan.


                                 ARTICLE II
                                 ELIGIBILITY

      2.01 Any person actively employed by the Company or an Affiliate who, as of June 1, 1989, had 15 Years of Credited Service and whose average annual Compensation (determined without regard to the $100,000 limit) for the immediately preceding three-calendar-year period equalled or exceeded $40,000 shall be a Participant as of June 1, 1989.

      2.02 Any other person actively employed by the Company or an Affiliate with 15 Years of Credited Service and whose average annual Compensation (determined without regard to the $100,000 limit) for a consecutive three-calendar-year period equals or exceeds $40,000 (as may be adjusted from time to time hereafter by the Company) shall become a Participant in the Plan as of the immediately succeeding January 1st.


                                 ARTICLE III
                                   FUNDING

      The Plan shall be unfunded and all benefits payable under the Plan shall be paid solely out of the Company's assets which are available to satisfy the claims of the Company's general creditors.


                                 ARTICLE IV
                             RETIREMENT BENEFITS

      4.01 Whenever in the Plan reference is made to a retirement date, it shall mean the Normal Retirement Date, Deferred Retirement Date, or Early Retirement Date, whichever is applicable. If the amount of the payment required to commence on a specified date pursuant to this Article IV cannot be made or ascertained by that date, payment shall commence retroactively to that date.

      4.02    Normal Retirement Date

      A Participant who reaches Normal Retirement Age while an employee of the Company or an Affiliate may retire as of his Normal Retirement Date and shall be entitled to receive his Accrued Benefit. However, a Participant who is also a participant in the Frozen Retirement Plan can only receive his Accrued Benefit if he has begun to receive his Frozen Retirement Plan Benefit. The benefit under this Section 4.02 shall commence on the first day of the month following the Participant's Normal Retirement Date and shall be payable in accordance with Article VII hereof.

      4.03    Deferred Retirement

      A Participant may elect to remain in the employ of the Company or an Affiliate beyond his Normal Retirement Date and defer receipt of his benefit under the Plan until his Deferred Retirement Date. However, a Participant who is also a participant in the Frozen Retirement Plan can only receive his Accrued Benefit if he has begun to receive his Frozen Retirement Plan Benefit. The benefit commencing upon the Participant's actual retirement date will be his Accrued Benefit calculated as of his Deferred Retirement Date. The benefit under this Section 4.03 shall commence on the first day of the month following the Participant's Deferred Retirement Date and shall be payable in accordance with Article VII hereof.

      4.04    Early Retirement

      (a) At his Early Retirement Date, a Participant may retire under this Section 4.04(a) and shall be entitled to receive his Accrued Benefit calculated as of his Early Retirement Date. However, a Participant who is also a participant in the Frozen Retirement Plan can only receive his Accrued Benefit if he has begun to receive his Frozen Retirement Plan Benefit. Except as provided in Subsection (b) below, the benefit under this Section 4.04 shall commence on the first day of the month following the Participant's Early Retirement Date in accordance with Article VII hereof.

      (b) At his Early Retirement Date, a Participant may elect to retire but may request of the Plan Administrator permission to defer the commencement of the payment of his Accrued Benefit to any point in time beginning at least 12 months after his Early Retirement Date. If a Participant so elects and he receives the permission of the Plan Administrator, his Accrued Benefit nevertheless shall be determined based upon his Final Average Compensation as of his Early Retirement Date although he shall continue to accrue Years of Credited Service as provided in Section 1.22(b) hereof.


                                  ARTICLE V
                               DEATH BENEFITS

      Upon the death of any married Participant on or after his Early Retirement Date but prior to the receipt of any benefits hereunder, the spouse surviving him on the date of death shall be entitled to receive a survivor annuity providing monthly benefits for life equal to fifty (50) percent of the annuity which would have been payable during the joint lives of the Participant and such surviving spouse if the Participant had retired on the date immediately before his death and received a normal form of distribution pursuant to Section 7.02 hereof. The benefit shall be paid to such surviving spouse on the first day of the month following the Participant's death in accordance with Article VII hereof. If the amount of the payment required to commence on a specified date pursuant to this Article V cannot be made or ascertained by that date, payment shall commence retroactively to that date.


                                 ARTICLE VI
                          TERMINATION OF EMPLOYMENT

      6.01    Termination of Employment

      In the event a Participant's employment with the Company and its Affiliates terminates before his Early Retirement Date, his Accrued Benefit shall be forfeited.

      6.02    Leave of Absence

      A leave of absence which is authorized by the Company shall not constitute a termination of employment unless the Participant fails to return to active employment at or prior to the expiration of the leave. If the Participant does not return to active employment within the time specified, then his employment shall be deemed to have terminated as of the commencement of the leave of absence.


                                 ARTICLE VII
                     PAYMENT OF BENEFITS UPON RETIREMENT

      7.01 All forms of retirement benefits payable under the Plan shall be the Actuarial Equivalent of the Participant's Accrued Benefit payable as a single life annuity for the life of the Participant.

      7.02 In the case of a Participant who is ineligible to receive benefits under the Frozen Retirement Plan, the normal form of distribution made pursuant to this Section 7.02 if the Participant is married on the date benefits are to commence shall be a joint and fifty (50) percent survivor annuity providing monthly benefits payable for the life of the Participant with a survivor annuity for the life of the spouse to whom he is married at retirement which is fifty (50) percent of the amount of the annuity payable during the joint lives of the Participant and such surviving spouse, or if the Participant is not married on the date benefits are to commence, a single life annuity providing monthly benefits payable for the life of the Participant.
No later than 90 days and no earlier than 120 days prior to his retirement date, the Participant may request of the Plan Administrator permission to have payments made in one of the following alternative forms:

              (a) an annuity providing for monthly benefits payable for the life of the Participant;

              (b) an annuity providing for monthly benefits payable for the life of the Participant with 120 or 240 monthly payments guaranteed;

              (c) a joint and survivor annuity providing for monthly benefits payable for the life of the Participant with a survivor annuity for the life of his joint annuitant designated at retirement (either his surviving spouse or another designee) at the rate of fifty (50), seventy-five (75) or one hundred (100) percent of the amount of the annuity payable during the joint lives of the Participant and such joint annuitant.

      7.03 If a Participant is eligible to receive benefits under the Frozen Retirement Plan, his Accrued Benefit shall be paid in the same form as the method of payment selected by the Participant under the Frozen Retirement Plan.

      7.04 No payments of a Participant's Accrued Benefit shall be made while the Participant is receiving Long-Term Disability Benefits.


                                ARTICLE VIII
                             PLAN ADMINISTRATOR

      8.01    Organization and Operation of a Plan Administrator

              (a) Any person appointed as the Plan Administrator shall signify his acceptance by filing a written acceptance with the Board of Directors. If a corporation or organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Board of Directors shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Board of Directors, which resignation shall become effective upon the date specified therein. Upon removal or resignation, or in the event of the death of a person constituting any part of the Plan Administrator, the Board of Directors shall appoint a successor to the person.

              (b) The Plan Administrator shall not receive any compensation for his services.

      8.02    Duties and Responsibilities of the Plan Administrator

              (a) The Plan Administrator shall perform any act which the Plan authorizes or requires of the Plan Administrator.

              (b) The Plan Administrator shall compute the amount of any benefits which shall be payable to any Participant or beneficiary in accordance with the provisions of the Plan.

              (c) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of this Plan, for the administration of the Plan and the transaction of its business. The Plan Administrator shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including determinations of eligibility for, and the amount of, any Accrued Benefit. All determinations of the Plan Administrator shall be final and binding on all Participants and beneficiaries, subject to the provisions of the Plan and applicable law.

              (d) The Plan Administrator may designate in writing other persons to carry out its responsibilities under the Plan. The Plan Administrator may at any time and from time to time remove any person designated to carry out its responsibilities under the Plan by notice in writing to the person.

              (e) The Plan Administrator may employ persons to render advice with regard to any of its responsibilities under the Plan. Charges for all services rendered shall be directly paid by the Company.

              (f) The Company shall indemnify and hold harmless the Plan Administrator from and against any and all claims, losses, costs, expenses (including, without limitation, attorney's fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by the person of his duties in that capacity, other than those of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of the person acting.

              (g) The statement of specific duties for a Plan Administrator in this Section 8.02 is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or applicable law.


                                 ARTICLE IX
                           CLAIM REVIEW PROCEDURE

      9.01 Any person who makes a claim for benefits under the Plan that is denied shall have the right to appeal the denial of his claim to the Plan Administrator for a full and fair review at any time within 60 days after the claimant receives written notice of the denial. In the event of an appeal, the Plan Administrator shall afford the claimant or his duly authorized representative the opportunity:

              (a)       to review documents pertinent to the claim;

              (b)       to submit issues and comments in writing; and

              (c)       to discuss the documents and issues with the Plan
      Administrator.

      9.02 The final decision of the Plan Administrator shall be made not later than 60 days after receipt from the claimant of a request for review, unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case a decision shall be made as soon as possible but not later than 120 days after receipt of the request for review and only after appropriate notice to the claimant of the extension is given before the end of the initial 60-day period. The decision shall be made in writing, shall include specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, shall include specific references to pertinent Plan provisions on which the decision is based, and, to the extent permitted by law, shall be final and binding on the claimant. The decision of the Plan Administrator shall be the final review provided by the Plan.


                                  ARTICLE X
                            LIMITATION OF RIGHTS

      Participation in the Plan shall not give any Participant any right or claim except to the extent that the right is specifically fixed under the terms of the Plan. The establishment of the Plan shall not be construed to give any Participant a right to be continued in the employ of the Company or as interfering with the right of the Company to terminate the employment of any Participant at any time.


                                 ARTICLE XI
                          LIMITATION OF ASSIGNMENT

      11.01   Nonalienation of Benefits

      No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, the person, and the same shall not be recognized under the Plan, except to the extent as may be required by law.

      11.02   Payments to Minors or Incompetents

      Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

      11.03   Missing Participants

      Whenever the Plan Administrator cannot within a reasonable time after payments are to commence locate any person to or for the benefit of whom payments are to be made after making a reasonable effort to locate the person, the Company may hold the amount of the payment until the person entitled thereto is located.


                                 ARTICLE XII
                          AMENDMENT OR TERMINATION

      12.01   The Company may terminate or amend the Plan at any time.

      12.02 Upon termination of the Plan, the Company shall not distribute Plan benefits at the time of termination, but instead shall make payment of Plan benefits as otherwise provided in the Plan according to the terms and conditions of the Plan immediately prior to its termination.


                                ARTICLE XIII
                                MISCELLANEOUS

      13.01   Severability

      In case any one or more of the provisions of the Plan shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect (a) the invalidity, illegality or unenforceability shall not affect any other provisions of the Plan, (b) the Plan shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein, and (c) if the effect of a holding or finding that any provision is invalid, illegal or unenforceable is to modify to the Participant's detriment, reduce or eliminate any benefit to the Participant intended by the Company, the Company shall promptly amend the Plan to provide to the Participant (to the extent lawfully permissible) substantially the same benefit the Participant would have enjoyed had any provision of this Plan been upheld as legal, valid and enforceable.

      13.02   Governing Law

      The Plan shall be construed in accordance with and governed for all purposes by the laws of the State of Alabama, and to the extent applicable, by the laws of the United States of America.

      13.03   Binding Effect

      The provisions of the Plan shall be binding upon and shall inure to the benefit of the successors and assigns of each Plan Sponsor.

      13.04   Notices

      Any notice required or permitted to be given to the Plan Administrator under the Plan shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the United States mail, registered or certified postage prepaid, and mailed to the Company at the following address:

                  Morrison Incorporated
                  P.O.  Box 160266
                  4721 Morrison Drive
                  Mobile, Alabama 36625-0001

                  Attention: Plan Administrator
                  for the Morrison Incorporated
                  Management Retirement Plan


      13.05   Tax Withholding

      All federal, state and local income tax and other withholding obligations shall be satisfied by the Company's withholding from the payments of Plan benefits the amount of tax or other obligation.

      IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the day and year first above written.


                                   MORRISON INCORPORATED




                                    By: /s/ S.E. BEALL, III

                                    Title:  President

ATTEST:


By: /s/ Pfilip G. Hunt

Title:  Secretary

      [CORPORATE SEAL]




                           FIRST AMENDMENT TO THE
                            MORRISON INCORPORATED
                         MANAGEMENT RETIREMENT PLAN


      THIS FIRST AMENDMENT, made as of the 30th day of June, 1994, by MORRISON RESTAURANTS INC., f/k/a Morrison Incorporated, a corporation duly organized and existing under the laws of the State of Delaware (the "Primary Sponsor");


                            W I T N E S S E T H:


      WHEREAS, the Primary Sponsor maintains the Morrison Incorporated Management Retirement Plan under an indenture effective as of June 1, 1989 (the "Plan"); and

      WHEREAS, the Primary Sponsor now desires to rename the Plan, to amend the Plan to allow the Board of Directors to determine from time to time which, if any, Participants should be permitted to receive retirement benefits despite terminating employment with the Primary Sponsor and affiliates prior to attainment of age 55 and for other reasons;


      NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective January 1, 1994, as follows:


1. By renaming the Plan the "Morrison Restaurants Inc. Management Retirement Plan."


2. By adding to Section 1.01 the phrase "and Section 6.01" immediately following the phrase "Article IV" therein.


3. By deleting the first sentence of Section 1.11 and by substituting therefor the following:

              "1.11     Final Average Compensation means the average of a
      Participant's Compensation for the five consecutive Years of Credited Service immediately preceding the Participant's retirement, death or other termination of employment, as the case may be."


4. By substituting in Section 1.21 the phrase "first receives benefit payments under the Plan" in lieu of the word "retires" each time the same appears therein.


5. By deleting Subsection (d) of Section 1.22 and by substituting therefor the following:

      "(d)    in the event a Participant incurs a Break in Service of more than three consecutive Plan Years, all Years of Credited Service prior to the initial Break in Service shall be disregarded for all purposes under the Plan, unless such action would be inconsistent with any individual determination by the Board of Directors pursuant to Section
      6.01 hereof."


6. By deleting the first sentence of Article V and by substituting therefor the following:

              "Upon the death of any married Participant (a) who is employed by the Company or its Affiliates on or after age 55 or (b) who terminated employment with the Company and its Affiliates prior to age 55, retained his Accrued Benefit by action of the Board of Directors in accordance with Section 6.01 hereof and survived until at least age 55, the spouse surviving of such Participant shall be entitled to receive a survivor annuity providing monthly benefits for life equal to fifty percent (50%) of the annuity which would have been payable to the Participant and such surviving spouse under the Plan if the Participant had retired on the day immediately prior to his death and received a normal form of distribution pursuant to Section 7.02 hereof."


7. By deleting Section 6.01 in its entirety and by substituting therefor the following:

      "6.01   Termination of Employment

              The Accrued Benefit of a Participant who terminates employment with the Company and its Affiliates prior to attaining age 55 shall be forfeited; provided, however, that the Board of Directors, in its sole discretion, may determine on a case-by-case basis that the Accrued Benefit (based upon Final Average Compensation and Years of Credited Service as of the employment termination date) of any such Participant shall not be forfeited in which case the affected Participant shall be entitled to receive his Accrued Benefit with payment commencing upon his attainment of age 65, unless the affected Participant elects to have payments commence as early the first day of the month following his attainment of age 55. An affected Participant who is also a participant in the Frozen Retirement Plan may not, however, elect to be paid under this Plan sooner than the date benefits commence under the Frozen Retirement Plan. The payment of benefits under this Section 6.01 may be in such forms and shall be subject to the same conditions and limitations as the payment of retirement benefits under Article VII.
      The authority vested in the Board of Directors pursuant to this Section
      6.01 to determine, on a case-by-case basis, not to forfeit an otherwise forfeitable benefit shall not be delegated to any other person or entity notwithstanding previous delegations of authority by the Board of Directors pertaining to the administration of the Plan."


8. By deleting Section 12.01 in its entirety and by substituting therefor the following:

              "12.01 The Company may terminate or amend the Plan at any time by resolution or written direction duly adopted by the Board of Directors."

      Except as specifically provided herein, the Plan shall remain in full force and effect as prior to this First Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as the day and year first above written.

                                    MORRISON RESTAURANTS INC.


                                    By: /s/ SAMUEL E. BEALL, III


                                    Title: President and Chief Executive
                                           Officer
     [CORPORATE SEAL]


ATTEST:

/s/ PFILIP G. HUNT

Title: Senior Vice President, General Counsel and Secretary

                          SECOND AMENDMENT TO THE
                            MORRISON INCORPORATED
                         MANAGEMENT RETIREMENT PLAN


      THIS SECOND AMENDMENT is made as of the  31  day of   July  , 1995, by
MORRISON RESTAURANTS INC., f/k/a Morrison Incorporated, a corporation duly organized and existing under the laws of the State of Delaware (the "Primary Sponsor").

                            W I T N E S S E T H:

      WHEREAS, the Primary Sponsor maintains the Morrison Restaurants Inc. Management Retirement Plan under an indenture effective as of June 1, 1989, which was last amended by an indenture dated June 30, 1994 (the "Plan"); and

      WHEREAS, the Primary Sponsor now desires to amend the Plan to allow participants to receive retirement benefits despite terminating employment with the Primary Sponsor and affiliates prior to attainment of age fifty-five
(55) and for other reasons;

      NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of March 29, 1995, as follows:

1. By deleting Subsections (d) and (e) of Section 1.22 and by substituting therefor the following:

      "and (d) in the event a Participant incurs a Break in Service, the Plan Administrator shall have the sole discretion to determine how many, if any, Years of Credited Service prior to that Break in Service shall be counted and for which purposes under the Plan."

2. By deleting the first two sentences of Article V and by substituting therefor the following:

              "Upon the death of any married Participant on or after attaining age fifty-five (55) but prior to retirement, the spouse surviving of such Participant shall be entitled to receive a survivor annuity providing monthly benefits for the spouse's life equal to fifty percent (50%) of the annuity which would have been payable to the Participant and such surviving spouse under the Plan if the Participant had retired on the day immediately prior to his death and received a normal form of distribution pursuant to Section 7.02 hereof. Upon the death of any married Participant prior to attaining age fifty-five (55), the spouse surviving of such Participant shall be entitled to receive a survivor annuity providing monthly benefits for the spouse's life equal to fifty percent (50%) of the annuity which would have been payable had the Participant elected to receive a normal form of distribution pursuant to Section 7.02 hereof on the first day of the month following the date the Participant would have attained age fifty-five (55). Any benefit payable to a surviving spouse pursuant to this
      Article V shall commence on the first day of the month following the Participant's death or, if the Participant died prior to attaining age fifty-five (55), on the first day of the month following the date the Participant would have attained age fifty-five (55) had the Participant survived to that age."

3. By deleting Section 6.01 in its entirety and by substituting therefor the following:

      "6.01   Termination of Employment

              The Accrued Benefit of a Participant who terminates employment with the Company and its Affiliates prior to attaining age fifty-five
      (55) shall be based upon Final Average Compensation and Years of Credited Service as of the employment termination date and the Participant shall be entitled to receive his Accrued Benefit with payment commencing as of the first day of the month following his attainment of age sixty-five (65), unless the affected Participant elects to have payments commence as early as the first day of the month following his attainment of age fifty-five (55). A Participant who is also a participant in the Frozen Retirement Plan may not, however, elect to be paid under this Section 6.01 sooner than the date benefits commence under the Frozen Retirement Plan. The payment of benefits under this Section 6.01 may be in such forms and shall be subject to the same conditions and limitations as the payment of retirement benefits under Article VII."

4. By deleting Section 12.01 in its entirety and by substituting therefor the following:

              "12.01 The Company may terminate or amend the Plan at any time by resolution or written direction duly adopted by the Board of Directors; provided, however, that no such action may deprive Participants of any benefits accrued under the Plan prior to the date of such action."

      Except as specifically provided herein, the Plan shall remain in full force and effect as prior to this Second Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as the day and year first above written.

                                   MORRISON RESTAURANTS INC.


                                   By: /s/ Samuel E. Beall


                                   Title: Chairman and CEO
     [CORPORATE SEAL]

ATTEST:

/s/ Pfilip G. Hunt

Title: Secretary